        As filed with the Securities and Exchange Commission on June 11, 1998

                                                   Registration No. 333-_______


                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                      -------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933

                                      -------------

                                GREAT LAKES REIT, INC.
                (Exact Name of Registrant as Specified in Its Charter)


                MARYLAND                               36-3844714
     (State or Other Jurisdiction of                 (I.R.S. Employer
     Incorporation or Organization)                Identification No.)


               823 COMMERCE DRIVE, SUITE 300, OAK BROOK, ILLINOIS 60523
            (Address, Including Zip Code, of Principal Executive Offices)

                         GREAT LAKES REIT, INC. STOCK OPTION
                           PLAN FOR INDEPENDENT DIRECTORS
                               (Full Title of the Plan)

                                  Richard L. Rasley
                     Executive Vice President, Co-General Counsel
                                    and Secretary
                                Great Lakes REIT, Inc.
                            823 Commerce Drive, Suite 300
                              Oak Brook, Illinois  60523
                       (Name and Address of Agent for Service)

                                    (630) 368-2900
            (Telephone Number, Including Area Code, of Agent For Service)


                           CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
                                    Proposed        Proposed
    Title of                         maximum         maximum
  securities to                     offering        aggregate       Amount of
       be         Amount to be      price per       offering      registration
   registered     registered(1)       share           price            fee
------------------------------------------------------------------------------
Common Stock,
$.01 par value    242,409 shares    $17.5625(2)     $4,257,309(2)    $1,256
------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement covers, in addition to the number of shares of Common Stock stated, an indeterminate number of shares of Common Stock that by reason of certain events specified in the plan may become subject to such plan.
(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating the amount of the registration fee.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

           *   Information required by Part I to be contained in the
               Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents that have been filed by Great Lakes REIT, Inc. (the "Company") with the Securities and Exchange Commission (the
"Commission") are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     (3) The Company's Current Report on Form 8-K/A dated February 6, 1998, filed with the Commission on February 20, 1998; the Company's Current Report on Form 8-K dated April 17, 1998, filed with the Commission on April 20, 1998; the Company's Current Report on Form 8-K dated
          April 21, 1998, filed with the Commission on April 24, 1998; and the Company's Current Report on Form 8-K dated May 22, 1998, filed with the Commission on June 4, 1998; and

     (4) The description of the Company's common stock, $.01 par value, set forth in the Company's Registration Statement on Form 8-A filed with the Commission on April 21, 1997, as amended by the Company's Registration Statement on Form 8-A/A filed with the Commission on November 17, 1997, including any amendment or report filed for the purpose of updating that description.

     All documents that shall be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable. (The Common Stock is registered under Section 12 of the Exchange Act.)

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Maryland General Corporation Law, as amended (the "MGCL"), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Company (the "Charter") contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

     The Charter obligates the Company to indemnify the directors and officers (and former directors and officers) of the Company to the fullest extent permitted by the MGCL. The bylaws of the Company (the "Bylaws") obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

     The Company has director and officer liability insurance under which each of the Company's directors and officers is insured against certain liabilities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     4.1 Articles of Amendment and Restatement of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997).

     4.2 Amended and restated bylaws of the Company dated September 11, 1997 (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3, as amended, Commission File
           No. 333-40129).

     4.3 Registration Rights Agreement, dated as of August 20, 1996, by and among the Company, Fortis Benefits Insurance Company, Morgan Stanley Institutional Fund, Inc. - U.S. Real Estate Portfolio, Morgan Stanley SICAV Subsidiary SA, Wellsford Karpf Zarrilli Ventures, L.L.C., Logan, Inc. and Pension Trust Account No. 104972 Held by Bankers Trust Company as Trustee (incorporated by reference to
           Exhibit 2 to the Company's Current Report on Form 8-K dated
           August 28, 1996).

     4.4 Great Lakes REIT, Inc. Stock Option Plan for Independent Directors (incorporated by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

     5 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the validity of the securities registered hereunder.

     23.1  Consent of Ernst & Young LLP.

     23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (set forth in their opinion filed as Exhibit 5 to this Registration Statement).

     24    Power of Attorney.

ITEM 9.    UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 11th day of June, 1998.

                                  GREAT LAKES REIT, INC.


                                  By:  /s/ Richard L. Rasley
                                       ---------------------
                                       Richard L. Rasley
                                       Executive Vice President, Co-General
                                       Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE              TITLE                              DATE

  /s/ Richard A. May     Chairman of the Board              June 11, 1998
 -------------------     of Directors and Chief Executive
  Richard A. May         Officer (Principal Executive
                         Officer); Director

  /s/ Richard L. Rasley  Executive Vice President,          June 11, 1998
 -------------------     Secretary, Co-General Counsel
  Richard L. Rasley      and Director

  /s/ James Hicks        Senior Vice President - Finance,   June 11, 1998
 -------------------     Chief Financial Officer and
  James Hicks            Treasurer (Principal Financial
                         and Accounting Officer)

     *
 -------------------     Director
  James J. Brinkerhoff

     *
 -------------------     Director
  Daniel E. Josephs

     *
 -------------------     Director
  Edward Lowenthal

     *
 -------------------     Director
  Daniel P. Kearney


     *
 -------------------     Director
  Donald E. Phillips

     *
 -------------------     Director
  Walter H. Teninga

* This registration statement has been signed on behalf of the above-named directors of the Company by Richard L. Rasley, Executive Vice President, Co-General Counsel and Secretary of the Company, as attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this Registration Statement.


DATED:  June 11, 1998              By:    /s/ Richard L. Rasley
                                              -----------------
                                              Richard L. Rasley,
                                              Attorney-in-Fact

                                EXHIBIT INDEX

 Exhibit
 Number                     Exhibit Description
 -------                    -------------------

 4.1 Articles of Amendment and Restatement of the Company (incorporated by reference to
             Exhibit 3.1 to the Company's Quarterly Report on
             Form 10-Q for the period ended June 30, 1997).

 4.2         Amended and restated bylaws of the Company dated
             September 11, 1997 (incorporated by reference to
             Exhibit 4.2 to the Company's Registration
             Statement on Form S-3, as amended, Commission
             File No. 333-40129).

 4.3 Registration Rights Agreement, dated as of August 20, 1996, by and among the Company, Fortis Benefits Insurance Company, Morgan Stanley Institutional Fund, Inc. - U.S. Real Estate Portfolio, Morgan Stanley SICAV Subsidiary SA, Wellsford Karpf Zarrilli Ventures, L.L.C., Logan, Inc. and Pension Trust Account No. 104972 Held by Bankers Trust Company as Trustee (incorporated by reference to Exhibit 2 to the Company's Current Report on Form 8-K dated August 28, 1996).

 4.4         Great Lakes REIT, Inc. Stock Option Plan for
             Independent Directors (incorporated by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-K for the fiscal year ended
             December 31, 1997).

 5           Opinions of Ballard Spahr Andrews & Ingersoll,
             LLP as to the validity of the securities registered hereunder.

 23.1        Consent of Ernst & Young LLP.

 23.2        Consent of Ballard Spahr Andrews & Ingersoll,
             LLP (set forth in their opinion filed as Exhibit 5 to this Registration Statement).

 24          Power of Attorney.